Exhibit 10.17(b)

[********] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

February 11, 2004

Richard C. Franson, Ph.D.

Director, Office of Technology Transfer

Virginia Commonwealth University

1101 East Marshall Street, Sanger Hall – Room 1-026

Richmond, Virginia 23298-0568

Re:	Amendment to License Agreement

Dear Dick:

Reference is made to the License Agreement between Targacept, Inc. (“Targacept”), as assignee of R.J. Reynolds Tobacco Company, and Virginia Commonwealth University Intellectual Property Foundation (“VCUIPF”) dated October 6, 1997 (the “Agreement”).

Section 8.11 of the Agreement provides that no modification of the Agreement is binding unless it is signed by an authorized officer of the party against which it is to be enforced, and each of Targacept and VCUIPF desires to amend the Agreement as provided herein. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Targacept and VCUIPF agree as follows:

1. Section 2.1 of the Agreement is hereby amended by deleting “, exclusive” from the first sentence thereof.

2. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced by the following

“LICENSOR hereby grants to LICENSEE the right to grant exclusive or nonexclusive sublicenses to third-party sublicensees with respect to all or any portion of the license granted to LICENSEE hereunder. LICENSEE will provide LICENSOR a copy of any and all sublicense agreements within sixty (60) days of execution. Unless LICENSOR otherwise consents in writing, no such sublicense shall release LICENSEE from its obligations hereunder.”

3. Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“LICENSEE shall pay an annual license maintenance fee due each year on the anniversary of the effective date of this Agreement. The amount of such annual fee shall be [********]; provided that LICENSEE may elect, in its sole discretion, to instead pay an annual fee of [********] to maintain “Exclusivity Rights.”

As used herein: (A) “Exclusivity Rights” means LICENSEE’s right to convert the license granted hereunder to an exclusive license (1) at any time prior to the date that LICENSEE receives a Notice of Third Party Offer, upon notice to LICENSOR and payment of [********], and (2) within thirty (30) days following receipt by LICENSEE of a Notice of Third Party Offer, upon notice to LICENSOR and payment of [********]; and (B) “Notice of Third Party Offer” means a written notice to LICENSEE from LICENSOR of its receipt of a bona fide offer from an unaffiliated third party for a nonexclusive license under or to LICENSED TECHNOLOGY or ADDITIONAL TECHNOLOGY and setting forth the material terms of such offer. During the period in which LICENSEE has Exclusivity Rights, LICENSOR shall not grant such a license to any third party without having delivered to LICENSEE the Notice of Third Party Offer.

If LICENSEE exercises its Exclusivity Rights, the amount of the annual license maintenance fee, beginning with the next anniversary of the effective date of this Agreement following exercise, shall become [********]. LICENSEE may irrevocably relinquish its Exclusivity Rights, either before or after exercise, by written notice to LICENSOR and, in such event, the annual license maintenance fee shall, beginning with the next anniversary of the effective date of this Agreement, be restored to [********] and the license granted hereunder shall remain or become nonexclusive.

Each such annual fee paid under this Section 3.3 shall be creditable against any royalties otherwise due hereunder for the next year.”

3. Section 8.11 of the Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

“As used herein, the word “termination” includes any and all means of bringing an end prior to its expiration by its own terms this Agreement, or any provisions thereof, whether by release, discharge, abandonment or otherwise, but specifically excludes termination by a party as and to the extent permitted by Article VII.”

4. Except as expressly amended hereby, the terms of the Agreement shall continue in full force and effect.

5. This letter agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, taken together, shall be deemed a single document.

6. LICENSOR acknowledges receipt of LICENSEE’s annual license maintenance fee of [********] for the year beginning October 6, 2003 and ending October 5, 2004, which fee includes the maintenance of Exclusivity Rights for that period.

Please indicate your acceptance of, and agreement with, the foregoing, by executing the duplicate copies of this letter agreement and returning one fully-executed original to my attention.

Sincerely,

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy
Name: J. Donald deBethizy
Title: President and CEO

Accepted and agreed:

Virginia Commonwealth University Intellectual Property Foundation

By:	/s/ Richard C. Franson
Richard C. Franson President

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